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                                                                EXHIBIT 10.35


Confidential Treatment requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.
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                                                                   EXHIBIT 10.35


                             [BANK OF AMERICA LOGO]
                         EQUITY FINANCIAL PRODUCTS GROUP


                        MASTER STOCK PURCHASE AGREEMENT
              SPECIALIZED TERM APPRECIATION RETENTION SALE (STARS)

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions

                                    ARTICLE 2
                                  TRANSACTIONS

SECTION 2.01.  Transaction Confirmations

                                    ARTICLE 3
                                SALE AND PURCHASE

SECTION 3.01.  Sale and Purchase
SECTION 3.02.  Payment for and Delivery of Shares

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 4.01.  Representations and Warranties of Seller

                                    ARTICLE 5
                        CONDITIONS TO BUYER'S OBLIGATIONS

SECTION 5.01.  Conditions

                                    ARTICLE 6
                                    COVENANTS

SECTION 6.01.  Taxes
SECTION 6.02.  Forward Contract
SECTION 6.03.  Notices
SECTION 6.04.  Further Assurances
SECTION 6.05.  Securities Contract
SECTION 6.06.  Indemnity

                                    ARTICLE 7
                                   ADJUSTMENTS

SECTION 7.01.  Dilution Adjustments
SECTION 7.02.  Merger Events
SECTION 7.03.  Nationalization and Insolvency
SECTION 7.04.  Termination and Payment

                                    ARTICLE 8
                                  ACCELERATION

SECTION 8.01.  Acceleration

                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.01.  Notices
SECTION 9.02. Governing Law; Severability; Submission to Jurisdiction; Waiver of Jury Trial
SECTION 9.03.  Confidentiality
SECTION 9.04.  Entire Agreement
SECTION 9.05.  Amendments, Waivers
SECTION 9.06.  No Third Party Rights, Successors and Assigns
SECTION 9.07.  Counterparts
SECTION 9.08.  Early Termination
SECTION 9.09.  Agreements

      THIS AGREEMENT is made as of the date stated on the last page hereof among the counterparty name on the last page hereof and any successor to such counterparty

("SELLER") and BANK OF AMERICA, N.A. ("BUYER").

      WHEREAS, Seller owns or may own from time to time shares of common stock of one or more issuers, or security entitlements in respect thereof;

      WHEREAS, Seller has agreed, pursuant to the Pledge Agreement (as defined herein), to grant Buyer a security interest in certain Common Stock to secure the obligations of Seller hereunder;

      WHEREAS, Seller and Buyer may wish to sell and purchase shares of such common stock, or security entitlements in respect thereof, from time to time and on the terms set forth herein and in certain confirmations hereunder;

      NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.01. Definitions. As used herein, the following words and phrases shall have the following meanings:

      "ACCELERATION AMOUNT" has the meaning provided in Section 8.01.

      "ACCELERATION AMOUNT NOTICE" has the meaning provided in Section 8.01.

      "ACCELERATION DATE" has the meaning provided in Section 8.01.

      "ACCELERATION VALUE" has the meaning provided in Section 8.01.

      "BANKRUPTCY CODE" has the meaning provided in Section 6.05.

      "BASE AMOUNT" means, with respect to any Maturity Date for any Transaction, the number of shares of Common Stock designated as such in the applicable Transaction Confirmation.

      "BUSINESS DAY" means any day on which commercial banks are open for business in New York City and the New York Stock Exchange is not closed.

      "CALCULATION AGENT" means Bank of America, N.A.

       "CLOSING PRICE" means, with respect to any security on any Trading Day (the "VALUATION DATE"), the arithmetic mean of the closing bid price and the closing offer price (or, if no closing bid price or closing offer price is reported, the last quoted bid price or offer price for such security on the Exchange on the Valuation Date), or if such security is not so reported, the last quoted bid price or offer price in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if such bid price or offer price is not available, the market value of such security on the Valuation Date as determined by the Calculation Agent in a commercially reasonable manner; provided that if there is a Market Disruption Event on any Valuation Date, then the Valuation Date shall be the first succeeding Business Day on which there is no Market Disruption Event, unless there is a Market Disruption Event on each of the five Business Days immediately following the original date that, but for the Market Disruption Event, would have been the Valuation Date, in which case (i) that fifth Business Day shall be deemed to be the Valuation Date, notwithstanding the Market Disruption Event and (ii) the Calculation Agent shall, in a commercially reasonable manner, determine the Closing Price as of that fifth Business Day.

      "COLLATERAL AGENT" has the meaning provided in the Pledge Agreement.

      "COMMON STOCK" means, for any Transaction, the class of common stock that is the subject of such transaction, as identified in the applicable Transaction Confirmation.

      "COMPANY" means, for any Transaction, the issuer of the Common Stock that is the subject of such Transaction, as identified in the applicable Transaction Confirmation.

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      "DOWNSIDE PROTECTION THRESHOLD PRICE" means, for any Transaction, the price specified as the Downside Protection Threshold Price in the applicable Transaction Confirmation.

      "EVENT OF DEFAULT" has the meaning provided in Section 8.01.

      "EXCHANGE" means, for any Transaction at any time, the principal national securities exchange or automated quotation system, if any, on which the Common Stock that is the subject of such Transaction is listed or quoted at such time.

      "EXTRAORDINARY DIVIDEND" means, for any Transaction, any distribution or dividend made or paid with respect to the Common Stock that is the subject of such Transaction that meets the definition of Extraordinary Dividend set forth in the applicable Transaction Confirmation.

      "FREE SHARES" means shares of Common Stock (or security entitlements in respect thereof) that are not subject to any Transfer Restrictions in the hands of Seller immediately prior to delivery to an affiliate of Buyer designated by Buyer hereunder and would not be subject to any Transfer Restrictions in the hands of such affiliate of Buyer upon delivery to such affiliate of Buyer.

      "FUNDED AMOUNT" means with respect to any Funded Portion for any Payment Date, the present value on such Payment Date of a payment on the Interest Calculation End Date for the relevant Transaction of such Funded Portion (determined by the Calculation Agent using a discount rate equal to the Interpolated LIBOR Rate for the period from such Payment Date to such Interest Calculation End Date, plus the Spread).

      "FUNDED PORTION" has the meaning provided in Section 3.02(a).

      "FUNDED PURCHASE PRICE" means, as of any date for any Transaction, the excess, if any, of (i) the sum of the Funded Portions for such Transaction for all Payments Dates for such Transaction occurring prior to such date over (ii) the sum of the Refunded Portions for such Transaction for all Refund Dates for such Transaction occurring prior to such date.

      "FUNDED SHARE AMOUNT" means, for any Maturity Date for any Transaction, the amount obtained by subtracting the Unfunded Share Amount for such Maturity Date for such Transaction from the Base Amount with respect to such Maturity Date for such Transaction.

      "INSOLVENCY" has the meaning provided in Section 7.03.

      "INTEREST CALCULATION END DATE" means, for any Transaction, the date specified as such in the applicable Transaction Confirmation.

       "INTERPOLATED LIBOR RATE" means, for any period of less than 12 months, the rate determined by the Calculation Agent using linear interpolation between USD-LIBOR-BBA for the Designated Maturity (as such terms are defined in the 1991 ISDA Definitions published by the International Swaps and Derivatives Association, Inc.) that corresponds most closely to, but is longer than, such period, and USD-LIBOR-BBA for the Designated Maturity that corresponds most closely to, but is shorter than, such period, or, for any period of more than 12 months, the rate determined by the Calculation Agent using linear interpolation between the "offer side" U.S. Dollar Swap rate posted on Bloomberg Financial Markets ("Bloomberg") Page "SWYC23 " (or any successor or replacement page) for the Designated Maturity that corresponds most closely to, but is longer than, such period, and the "offer side" U.S. Dollar Swap rate posted on Bloomberg Page "SWYC23" for the Designated Maturity that corresponds most closely to, but is shorter than, such period; provided that, in either case, the Calculation Agent shall make such adjustments to such rates as are appropriate to reflect continuous compounding (and not semi-annual, or other method of, compounding) over such period.

      "LIEN" means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

      "MARKET DISRUPTION EVENT" means, for any Transaction, the occurrence or the existence at any time on any day of any

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suspension of or limitation in trading in the Common Stock that is the subject of such Transaction or in listed options on such Common Stock, if any, (by reason of movements in price exceeding limits permitted by the Exchange or otherwise), if, in the determination of the Calculation Agent, such suspension or limitation is material.

      "MARKET VALUE" means, as of any date with respect to any share of Common Stock, the Closing Price per share of Common Stock for the Trading Day prior to such date.

      "MATURITY DATE" means, for any Transaction, each date specified as such in the applicable Transaction Confirmation.

      "MERGER DATE" has the meaning provided in Section 7.02.

      "MERGER EVENT" has the meaning provided in Section 7.02.

      "NATIONALIZATION" has the meaning provided in Section 7.03.

      "PAYMENT DATE" has the meaning provided in Section 3.02(a).

      "PLEDGE AGREEMENT" means the Pledge Agreement dated as of the date hereof among Seller, Buyer and the Collateral Agent, as amended from time to time.

      "POTENTIAL ADJUSTMENT EVENT" has the meaning provided in Section 7.01.

      "PURCHASE PRICE" means, for any Transaction, the amount specified as the Purchase Price in applicable Transaction Confirmation.

      "REFUNDED AMOUNT" means with respect to any Refunded Portion for any Refund Date, the present value on such Refund Date of a payment on the Interest Calculation End Date for the relevant Transaction of such Refunded Portion (determined by the Calculation Agent using a discount rate equal to the Interpolated LIBOR Rate for the period from such Refund Date to such Interest Calculation End Date, plus the Spread).

      "REFUND DATE" has the meaning provided in Section 3.02(a).

      "REFUNDED PORTION" has the meaning provided in Section 3.02(a).

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SETTLEMENT DATE" means, with respect to any Maturity Date, the third Trading Day immediately following such Maturity Date.

      "SETTLEMENT PRICE" means, for any Settlement Date, the Closing Price per share of the relevant Common Stock on the Maturity Date with respect to such Settlement Date.

      "SETTLEMENT RATIO" means, for any Settlement Date for any Transaction, the ratio determined in the manner set forth in the applicable Transaction Confirmation.

      "SPREAD" means, for any Transaction, the spread specified in the applicable Transaction Confirmation.

      "TERMINATION VALUE" has the meaning provided in Section 7.04.

      "TERMINATION VALUE NOTICE" has the meaning provided in Section 7.04.

      "TERMINATION DATE" has the meaning provided in Section 7.04.

      "THRESHOLD APPRECIATION PRICE" means, for any Transaction, the price specified as the Threshold Appreciation Price in the applicable Transaction Confirmation.

      "TRADING DAY" means, with respect to any security, a day on which the Exchange is open for trading or quotation.

      "TRANSACTION" has the meaning provided in Section 2.01.

      "TRANSACTION CONFIRMATION" has the meaning provided in Section 2.01.

      "TRANSFER RESTRICTION" means, with respect to any share of Common Stock (or security entitlements in respect thereof) or other item of collateral pledged under the Pledge Agreement, any condition to or

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restriction on the ability of the holder thereof to sell, assign or otherwise transfer such share of Common Stock (or security entitlements in respect thereof) or other item of collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral be consented to or approved by any person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such share of Common Stock (or security entitlements in respect thereof) or other item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such share of Common Stock (or security entitlements in respect thereof) or other item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising as a result of Rule 144 or Rule 145 under the Securities Act); provided that the required delivery of any assignment, instruction or entitlement order from the seller, pledgor, assignor or transferor of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "TRANSFER RESTRICTION".

      "UNFUNDED PURCHASE PRICE" means, as of any date for any Transaction, the excess, if any, of the Purchase Price for such Transaction over the Funded Purchase Price for such Transaction as of such date.

      "UNFUNDED SHARE AMOUNT" means, for any Maturity Date for any Transaction, the product of the Base Amount with respect to such Maturity Date and a fraction, the numerator of which is the Unfunded Purchase Price for such Transaction as of such Maturity Date and the denominator of which is the Purchase Price for such Transaction.

                                    ARTICLE 2

                                  TRANSACTIONS

      SECTION 2.01. Transaction Confirmations. At any time and from time to time, Seller and Buyer may execute a transaction confirmation agreement substantially in the form of Exhibit A hereto (a "TRANSACTION CONFIRMATION") pursuant to which Seller and Buyer shall enter into a forward purchase and sale transaction (a "TRANSACTION") on the terms set forth herein and in such Transaction Confirmation.

                                    ARTICLE 3

                                SALE AND PURCHASE

      SECTION 3.01. Sale and Purchase. Upon the terms and subject to the conditions of this Agreement and the Transaction Confirmation relating to each Transaction, Seller agrees to sell to Buyer, and Buyer agrees to purchase and acquire from Seller, a number of shares of the Common Stock that is the subject of such Transaction (or security entitlements in respect thereof) determined in accordance with Section 3.02.

      SECTION 3.02. Payment for and Delivery of Shares. (a) Upon the terms and subject to the conditions of this Agreement and the Transaction Confirmation relating to each Transaction, Buyer and Seller shall make a payment or payments to the other party under this Agreement and the relevant Transaction Confirmation at the time and in the manner provided below, in each case in immediately available funds by wire transfer to an account designated by the payee. Seller shall have the right with respect to any Transaction, upon five Business Days' prior

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written notice to Buyer, to demand payment on any date (a "PAYMENT DATE" for such Transaction) during the period beginning on the Closing Date and ending on the date five Business Days prior to the first Maturity Date for such Transaction of the Funded Amount as of such Payment Date of all or any portion (the "FUNDED PORTION") of the Unfunded Purchase Price as of such Payment Date, provided that the Funded Portion shall be equal to or greater than the lesser of
(i) 2% of the Purchase Price for such Transaction and (ii) the Unfunded Purchase Price on such Payment Date for such Transaction. Following any such payment to Seller, Seller shall have the right, upon five Business Days' prior written notice to Buyer, to refund on any date (a "REFUND DATE" for such Transaction) on or prior to the date five Business Days prior to the first Maturity Date for such Transaction all or any portion (the "REFUNDED PORTION") of the Funded Purchase Price as of such Refund Date by paying to Buyer on such Refund Date the Refunded Amount as of such Refund Date of such Refunded Portion, provided that the Refunded Portion shall be equal to or greater than the lesser of (i) 2% of the Purchase Price for such Transaction and (ii) the Funded Purchase Price on such Refund Date for such Transaction.

      (b) On each Settlement Date for such Transaction, Seller agrees to deliver to an affiliate of Buyer designated by Buyer a number of Free Shares of the relevant Common Stock (the "CONTRACT SHARES") equal to the sum of (i) the product of (A) the Funded Share Amount for the Maturity Date with respect to such Settlement Date and (B) the Settlement Ratio for such Settlement Date, plus
(ii) if the Settlement Price for such Settlement Date is greater than or equal to the Threshold Appreciation Price for such Transaction or less than or equal to the Downside Protection Threshold Price for such Transaction, the Unfunded Share Amount for the Maturity Date with respect to such Settlement Date, such sum rounded down to the nearest whole number, and cash in an amount equal to the value (based on the Settlement Price for such Settlement Date) of any fractional share not delivered as a result of such rounding. If (x) by 10:00 A.M., New York City time on each Settlement Date, Seller has not otherwise effected such delivery of Common Stock (or security entitlements in respect thereof) and (y) the Collateral Agent then holds as collateral under the Pledge Agreement in respect of such Transaction a number of Free Shares of the relevant Common Stock at least equal to the number thereof required to be so delivered on such Settlement Date, then the delivery provided by this Section 3.02(b) shall be effected by delivery by the Collateral Agent to an affiliate of Buyer designated by Buyer of a number of Free Shares of such Common Stock then held by the Collateral Agent as collateral under the Pledge Agreement in respect of such Transaction equal to the number thereof required to be delivered by Seller to an affiliate of Buyer designated by Buyer pursuant to this Section 3.02(b) on such Settlement Date.

         (c) On each Settlement Date for such Transaction, if the Settlement Price for such Settlement Date is greater than or equal to the Threshold Appreciation Price for such Transaction, Buyer shall pay to Seller, in immediately available funds by wire transfer to an account designated by Seller, an amount of cash equal to the product of (i) the Unfunded Share Amount for the Maturity Date with respect to such Settlement Date and (ii) the Threshold Appreciation Price for such Transaction. On each Settlement Date for such Transaction, if the Settlement Price for such Settlement Date is less than or equal to the Downside Protection Threshold Price for such Transaction, Buyer shall pay to Seller, in immediately available funds by wire transfer to an account designated by Seller, an amount of cash equal the product of (i) the Unfunded Share Amount for the Maturity Date with respect to such Settlement Date and (ii) the Downside Protection Threshold Price for such Transaction.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      SECTION 4.01. Representations and Warranties of Seller. Seller represents and warrants to Buyer that:

           (a) Seller has been duly incorporated and is validly existing as a corporation in good standing

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      under the laws of its jurisdiction of incorporation.

           (b) Seller has all corporate power to enter into this Agreement, each Transaction Confirmation and the Pledge Agreement and each other document relating hereto and thereto and to consummate the transactions contemplated hereby and thereby. Each of this Agreement, each Transaction Confirmation and the Pledge Agreement and each other document relating hereto and thereto has been duly authorized and validly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles.

           (c) The execution and delivery by Seller of, and the compliance by Seller with all of the provisions of, this Agreement, each Transaction Confirmation and the Pledge Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which Seller or any of its subsidiaries is a party or by which Seller or any of its subsidiaries is bound or to which any of the property or assets of Seller or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other constitutive documents of Seller or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Seller or any of its subsidiaries or any of their respective properties or (ii) require any consent, approval, authorization or order of, or filing or qualification with, any governmental body, agency, official, self-regulatory organization or court or other tribunal, whether foreign or domestic.

           (d) Seller is acting for its own account, and has made its own independent decision to enter into this Agreement, each Transaction Confirmation and the Pledge Agreement and as to whether this Agreement, any Transaction Confirmation and the Pledge Agreement are appropriate or proper for it based upon its own judgment and upon advice of such advisors as it deems necessary. Seller acknowledges and agrees that it is not relying, and has not relied, upon any communication (written or oral) of Buyer or any affiliate of Buyer with respect to the legal, accounting, tax or other implications of this Agreement, any Transaction Confirmation and the Pledge Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement, any Transaction Confirmation or the Pledge Agreement shall not be considered investment advice or a recommendation to enter into this Agreement, any Transaction Confirmation or the Pledge Agreement.

           (e) Seller is entering into this Agreement and each Transaction Confirmation with a full understanding of all of the terms and risks hereof (economic and otherwise) and is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks. Seller is also capable of assuming (financially and otherwise), and assumes, those risks.

           (f) Seller acknowledges that neither Buyer nor any affiliate of Buyer is acting as a fiduciary for or an advisor to Seller in respect of this Agreement, any Transaction Confirmation or the Pledge Agreement.

           (g) Seller has a valid business purpose for entering into this Agreement, and each Transaction Confirmation, and the transactions contemplated hereby and thereby are consistent with Seller's overall investment strategy

                                    ARTICLE 5

                        CONDITIONS TO BUYER'S OBLIGATIONS

      SECTION 5.01. Conditions. The obligation of Buyer to deliver (i) the Funded Amount of the Funded Portion any Payment Date and (ii) the Unfunded Purchase Price on the Settlement Date for each Transaction, in either case, is subject to the satisfaction of the following conditions:

           (a) The representations and warranties of Seller contained in Article 4, in the relevant Transaction Confirmation and in the Pledge Agreement shall be true and correct as of such Payment Date or the Settlement Date, as the case may be.

           (b) The Pledge Agreement shall have been executed by the parties thereto, and Seller shall have delivered to the Collateral Agent in accordance therewith the collateral required to be delivered pursuant to
      Section 1(b) thereof in connection with such Transaction.

           (c) Seller shall have performed all of the covenants and obligations to be performed by it hereunder and under the Pledge Agreement on or prior to such Payment Date or the Settlement Date, as the case may be.

                                    ARTICLE 6

                                    COVENANTS

      SECTION 6.01. Taxes. Seller shall pay any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the entry into this Agreement and each Transaction Confirmation and the transfer and delivery of any Common Stock (or security entitlements in respect thereof) pursuant hereto and thereto. Seller further agrees to make all payments in respect of this Agreement and each Transaction Confirmation free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, fines, penalties, assessments or other governmental charges of whatsoever nature (or interest on any taxes, duties, fines, penalties, assessments or other governmental charges of whatsoever nature) imposed, levied, collected, withheld or assessed by, within or on behalf of (a) the United States or any political subdivision or governmental authority thereof or therein having power to tax or (b) any jurisdiction from or through which payment on the Agreement and each Transaction Confirmation is made by the Seller, or any political subdivision or governmental authority thereof or therein having power to tax. In the event such withholding or deduction is imposed, Seller agrees to indemnify the Buyer for the full amount of such withholding or deduction, as well as any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

      SECTION 6.02. Forward Contract. Seller hereby agrees that: (i) it will not treat this Agreement or any Transaction Confirmation, any portion of this Agreement or any Transaction Confirmation, or any obligation hereunder as giving rise to any interest income or other inclusions of ordinary income; (ii) it will not treat the delivery of any portion of the shares of Common Stock (or security entitlements in respect thereof) to be delivered pursuant to this Agreement or any Transaction Confirmation as the payment of interest or ordinary income;
(iii) it will treat this Agreement as supplemented by each Transaction Confirmation relating to a particular Transaction in its entirety as a forward contract for the delivery of such shares of Common Stock (or security entitlements in respect thereof) that are the subject of such Transaction; and (iv) it will not take any action (including filing any tax return or form or taking any position in any tax proceeding) that is inconsistent with the obligations contained in (i) through (iii). Notwithstanding the preceding sentence, Seller may take any action or position required by law, provided that Seller delivers to Buyer an unqualified opinion of counsel, nationally recognized as expert in Federal tax matters and acceptable to Buyer, to the effect that such action or position is required by a statutory change or a Treasury regulation or applicable court decision published after the date of this Agreement.

      SECTION 6.03. Notices. Seller will cause to be delivered to Buyer:

           (a) Immediately upon the occurrence of any Event of Default hereunder or under the Pledge Agreement, or upon any officer of Seller obtaining knowledge that any of the conditions or events described in paragraph 8.01(a) or 8.01(b) shall have occurred with respect to the Company, notice of such occurrence; and

           (b) In case at any time Seller receives notice, or any officer of Seller obtains knowledge, that any event requiring that an adjustment be calculated pursuant to Section 7.01 or 7.02 hereof or any Nationalization or Insolvency with respect to any Company that is the issuer of the Common Stock that is the subject of any Transaction shall have occurred or be pending, then Seller shall promptly cause to be delivered to Buyer a notice identifying such event and stating, if known to Seller, the date on which such event occurred or is to occur and, if applicable, the record date relating to such event. Seller shall cause further notices to be delivered to Buyer if Seller shall subsequently receive notice, or any officer of Seller shall obtain knowledge, of any further or revised information regarding the terms or timing of such event or any record date relating thereto.

      SECTION 6.04. Further Assurances. From time to time, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and each Transaction Confirmation in accordance with the terms and conditions hereof and thereof, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and each Transaction Confirmation in accordance with the terms and conditions hereof and thereof.

      SECTION 6.05. Securities Contract. The parties hereto recognize that the Buyer is a financial institution within the meaning of Section 101(22) of Title 11 of the United States Code (the "BANKRUPTCY CODE"). The parties hereto further recognize that this Agreement as supplemented by each Transaction Confirmation is a securities contract, as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of Section 555 of the Bankruptcy Code.

      SECTION 6.06. Indemnity. In the event that Buyer or any of its affiliates becomes involved in any capacity in any action, proceeding or investigation brought by or against any person in connection with any matter referred to in this Agreement, the Seller shall reimburse Buyer or such affiliate for its reasonable legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith within 30 days of receipt of notice of such expenses, and shall indemnify and hold Buyer or such affiliate harmless on an after-tax basis against any losses, claims, damages or liabilities to which Buyer or such affiliate may become subject in connection with any such action, proceeding or investigation. The reimbursement and indemnity obligations of the Seller under this Section shall be in addition to any liability that the Seller may otherwise have, shall extend upon the same terms and conditions to the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of Buyer and its affiliates and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Seller, Buyer, any such affiliate and any such person. The Seller also agrees that neither Buyer nor any of such affiliates, partners, directors, officers, agents, employees or controlling persons shall have any liability to the Seller for or in connection with any matter referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Seller result from the willful misconduct, gross negligence or bad faith of Buyer or a breach by Buyer of any of its covenants or obligations hereunder. The foregoing provisions shall survive any termination or completion of this Agreement.

                                    ARTICLE 7

                                   ADJUSTMENTS

      SECTION 7.01. Dilution Adjustments. (a) Following the declaration by any Company that is the issuer of the Common Stock that is the subject of any Transaction hereunder of the terms of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of such Common Stock and, if so, will (i) make the corresponding adjustment, if any, to any one or more of each Base Amount, each Settlement Ratio, the Threshold Appreciation Price, the Downside Protection Threshold Price, any Closing Price and any other variable relevant to the exercise, settlement or payment terms of each such Transaction contemplated hereby as the Calculation Agent determines appropriate to account for that diluting or concentrative effect and (ii) determine the effective date of the adjustment. The Calculation Agent may (but need not) determine the appropriate adjustment by reference to the adjustment in respect of such Potential Adjustment Event made by an options exchange to options on the Common Stock traded on that options exchange.

            (b) For these purposes, "POTENTIAL ADJUSTMENT EVENT" means any of the following:

            (i) a subdivision, consolidation or reclassification of shares of such Common Stock (which does not constitute a Merger Event), or a free distribution or dividend of any shares of such Common Stock to existing holders of such Common Stock by way of bonus, capitalization or similar issue;

            (ii) a distribution or dividend to existing holders of such Common Stock of (i) shares of such Common Stock, or (ii) other share capital or securities granting the right to payment of dividends and/or the proceeds of such liquidation of such Company equally or proportionately with such payments to holders of such Common Stock, or (iii) other type of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the Calculation Agent;

            (iii) an Extraordinary Dividend;

            (iv) a call by such Company in respect of shares of such Common Stock that are not fully paid;

            (v) a repurchase by such Company of shares of such Common Stock, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise; or

            (vi) any other similar event that may have a diluting or concentrative effect on the theoretical value of such Common Stock.

      SECTION 7.02 Merger Events. (a) Buyer shall have the right, upon becoming aware of the occurrence of any Share-for-Share Merger Event (as defined below), to notify Seller that the number of New Shares (as defined below) to which a holder of shares of the Common Stock that is the subject of any Transaction equal to each Base Amount with respect to such Transaction would be entitled upon consummation of the Share-for-Share Merger Event will be deemed such "Base Amount" and the New Shares and their issuer will be deemed the "Common Stock" and the "Company" for such Transaction, respectively, and that the Calculation Agent will make corresponding adjustments, if any, to any one or more of each Base Amount, each Settlement Ratio, the Threshold Appreciation Price, the Downside Protection Threshold Price, any Closing Price and any other variable relevant to the exercise, settlement or payment terms of each such Transaction. Notwithstanding the above, the Calculation Agent will determine if any such Merger Event adjustment affects the theoretical value of any such Transaction, and if so, may in its sole discretion make an adjustment to any one or more of the Base Amount, the Settlement Ratio, the Threshold Appreciation Price, the Downside Protection Threshold Price, any Closing Price, and any other variable relevant to the exercise, settlement or payment terms of such Transaction to reflect the characteristics (including, without limitation, the volatility, dividend practice and policy and liquidity) of the New Shares. Any adjustment made pursuant to this paragraph will be effective as of the date determined by the Calculation Agent.

         (b) Buyer shall have the right, upon becoming aware of the occurrence of any Merger Event (as defined below) which does not constitute a Share-for-Share Merger Event, to notify Seller of such event and terminate the relevant Transaction Confirmation, following which Seller shall make a payment to Buyer as provided in Section 7.04.

         (c) "MERGER EVENT" means, in respect of any Common Stock, any (A) reclassification or change of such Common Stock that results in a transfer of or an irrevocable commitment to transfer 10% or more of the outstanding shares of such Common Stock, (B) consolidation, amalgamation or merger of the Company that is the issuer of such Common Stock with or into another entity (other than a consolidation, amalgamation or merger in which such Company is the continuing entity and which results in reclassification or change of less than 10% of the outstanding shares of such Common Stock), or (C) other takeover offer for shares of such Common Stock that results in a transfer of or an irrevocable commitment to transfer 10% or more of the shares of such Common Stock (other than such shares of such Common Stock owned or controlled by the offeror), in each case if the Merger Date is on or before the final Settlement Date for the relevant Transaction. "MERGER DATE" means, in respect of any Merger Event, the date upon which holders of the necessary number of shares of such Common Stock (other than, in the case of a takeover offer, shares of such Common Stock owned or controlled by the offeror) have agreed or have irrevocably become obligated to transfer their shares of such Common Stock. In respect of each Merger Event, the following terms have the meanings given below:

            (i) "SHARE-FOR-SHARE" means, in respect of a Merger Event, that the consideration for such Common Stock consists (or, at the option of the holder of such Common Stock, may consist) solely of New Shares; and

            (ii) "NEW SHARES" means shares of common stock (whether of the offeror or a third party) received in connection with a Merger Event.

      SECTION 7.03. Nationalization and Insolvency. If, prior to the final Settlement Date for any Transaction, all the shares of any Common Stock that is the subject of such Transaction hereunder or all the assets or substantially all the assets of the Company that is the issuer of such Common Stock are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity (a "NATIONALIZATION"); or by reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of or any analogous proceeding affecting the Company, (A) all the shares of such Common Stock are required to be transferred to a trustee, liquidator or other similar official or (B) holders of the shares of such Common Stock become legally prohibited from transferring them (an "INSOLVENCY"), then, in any such event, Buyer shall have the right, upon becoming aware of the occurrence of a Nationalization or Insolvency, to notify Seller of such event and terminate each such Transaction the related Transaction Confirmation as of the date set forth in such notice following which Seller shall make payment to Buyer as provided in Section 7.04.

      SECTION 7.04. Termination and Payment. Following termination of any Transaction as a result of any Merger Event, Nationalization or Insolvency, the Calculation Agent shall determine the value (the "TERMINATION VALUE") equal to the Acceleration Value for such Transaction (calculated, for purposes of this Section 7.04, as if the Termination Date were the Acceleration Date, calculated on the basis of, in addition to the factors indicated in Section 8.01, a value ascribed to the relevant Common Stock equal to the consideration, if any, paid in respect of such Common Stock at the time of the Merger Event, Nationalization or Insolvency, as the case may be, and representing a value to Buyer (which value may be negative) of an agreement with terms that would preserve for Buyer the economic equivalent of the payments and deliveries that Buyer and its affiliates would, but for the occurrence of the Merger Event, Nationalization or Insolvency, as the case may be, have been obligated to make and entitled to receive after the Termination Date) in settlement of such Transaction and the related Transaction Confirmation. As promptly as reasonably practicable after calculation of the Acceleration Value, the Calculation Agent shall deliver to Buyer and Seller a notice (the "TERMINATION VALUE NOTICE") specifying the Termination Value. Not later than three Business Days following delivery of a Termination Value Notice, if the Termination Value is positive, Seller shall make a cash payment to Buyer, or, if the Termination Value is negative, Buyer shall make a cash payment to Seller, in either case, by wire transfer of immediately available funds to an account designated by the payee, in an amount equal to the absolute value of the Termination Value.

      "TERMINATION DATE" means (i) in respect of a Merger Event, the Merger Date, (ii) in respect of a Nationalization, the date of the first public announcement of a firm intention to nationalize and (iii) in respect of an Insolvency, the earlier of the date the shares of the relevant Common Stock are required to be transferred to a trustee, liquidator or other similar official and the date the holders of shares of such Common Stock become legally prohibited from transferring such Common Stock that, in the case of a Nationalization or an Insolvency (whether or not amended or on the terms originally announced), leads to the Nationalization or the Insolvency, as the case may be, in each case as determined by Buyer.

                                    ARTICLE 8

                                  ACCELERATION

      SECTION 8.01. Acceleration. If one or more of the following events (each an "EVENT OF DEFAULT") shall occur:

         (a) any legal proceeding shall have been instituted that if adversely decided, in Buyer's reasonable judgment would have a material adverse effect on the Seller's ability to perform Seller's obligations hereunder or under the Pledge Agreement or any Transaction Confirmation, or that calls into question the validity or binding effect of any agreement of Seller hereunder or under the Pledge Agreement or any Transaction Confirmation;

         (b) Seller makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for Seller or any substantial part of Seller's property, commences any proceeding relating to Seller under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against or with respect to Seller or any substantial portion of its property any such proceeding and an order for relief is issued or such proceeding remains undismissed for a period of 60 days;

         (c) at any time, any representation made or repeated or deemed to have been made or repeated by Seller under this Agreement, any Transaction Confirmation or the Pledge Agreement or any certificate delivered pursuant hereto or thereto would be incorrect or misleading in any material respect if made or repeated as of such time;

         (d) Seller fails to fulfill or discharge when due any of its obligations, covenants or agreements under or relating to this Agreement, any Transaction Confirmation or the Pledge Agreement, including Seller's obligations to deliver shares of Common Stock (or security entitlements in respect thereof) on each Settlement Date relating to each Transaction entered into hereunder;

         (e) due to the adoption of, or any change in, any applicable law after the date hereof, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after the date hereof, it becomes unlawful for Seller to perform any absolute or contingent obligation to make payment or delivery hereunder or to comply with any other material provision of this Agreement, any Transaction Confirmation or the Pledge Agreement;

         (f) any inability (which shall include an increase in costs) of Buyer, due to market illiquidity, illegality or lack of availability of hedging transaction market participants or otherwise, to establish, re-establish or maintain any hedging transaction or transactions necessary in the normal course of Buyer's business of hedging the price and market risk of entering into and performing under this Agreement or any Transaction hereunder;

          (g) Seller fails to make any payment on the date due with respect to any financial obligation of whatever kind or description now or hereafter incurred by Seller (whether present or future), provided that the amount of such financial obligation is at least equal to ++;

          (h) Seller fails to make any payment on the date due with respect to any financial obligation of whatever kind or description now or hereafter incurred by Seller (whether present or future), provided that (i) the amount of such financial obligation is less than ++ and (ii) in the reasonable determination of Buyer, failure to make such payment indicates a material deterioration of the financial condition of Seller; or

          (i) a Collateral Event of Default within the meaning of the Pledge Agreement shall occur;

then, upon notice to Seller from Buyer at any time following an Event of Default, an "ACCELERATION DATE" shall occur, and the Calculation Agent shall determine the Acceleration Value. If the Acceleration Value is positive, Seller shall become obligated to deliver to an affiliate of Buyer designated by Buyer immediately upon receipt of the Acceleration Amount Notice (as defined below) a number of Free Shares of each Common Stock that is the subject of a Transaction hereunder equal to the Acceleration Amount for such Common Stock; provided that if the Collateral Agent proceeds to realize upon any collateral pledged under the Pledge Agreement and to apply the proceeds of such realization as provided in paragraph second of Section 8(d) thereof, then, to the extent of such application of proceeds, Seller's obligation to deliver Common Stock pursuant to this paragraph shall be deemed to be an obligation to deliver an amount of cash equal to the aggregate Market Value of such Free Stock on the Acceleration Date. The "ACCELERATION AMOUNT" of any Common Stock means the quotient obtained by dividing: (i) the aggregate Acceleration Value, as defined below, for all Transactions hereunder of which such Common Stock is the subject, by (ii) the Market Value per share of such Common Stock on the Acceleration Date. If the Acceleration Value is negative, Buyer shall make a cash payment to Seller, by wire transfer of immediately available funds to an account designated by Seller, on the fifth Business Day following the Acceleration Date in an amount equal to the absolute value of the Acceleration Value.

      The "ACCELERATION VALUE" means, for any Transaction hereunder, an amount determined by the Calculation Agent in a

++ Confidential material redacted and filed separately with the Commission.

commercially reasonable manner representing the net fair value (which value may be negative) to Buyer and its affiliates of an agreement with terms that would preserve for Buyer the economic equivalent of the aggregate payments and deliveries in respect of such Transaction that Buyer and its affiliates would, but for the occurrence of the Acceleration Date, have been obligated to make and entitled to receive after the Acceleration Date under Article 3 (taking into account any adjustments pursuant to Section 7.01 that may have been calculated on or prior to the Acceleration Date). The Calculation Agent shall calculate such amount based on the following factors (and such other factors as it deems appropriate): (i) the volatility of the Common Stock that is the subject of such Transaction, (ii) dividends on such Common Stock and (iii) prevailing interest rates.

      As promptly as reasonably practicable after calculation of the Acceleration Value, the Calculation Agent shall deliver to Seller and Buyer a notice (the "ACCELERATION VALUE NOTICE") specifying the Acceleration Value, and, if the Acceleration Value is positive, the Acceleration Amount of shares of Common Stock (or security entitlements in respect thereof) required to be delivered by Seller.

                                    ARTICLE 9

                                  MISCELLANEOUS

      SECTION 9.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Buyer shall be directed to it care of Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Telecopy No. 212-583-8569, Attention: Robert Dilworth; notices to Seller shall be directed to it at the address as specified on the last page hereof.

      SECTION 9.02. Governing Law; Severability; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

         (b) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

         (c) Seller and Buyer hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of the Federal and state courts located in the Borough of Manhattan, in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         (d) Seller and Buyer hereby irrevocably and unconditionally waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         (e) Service of Process. Seller irrevocably appoints the party as specified on the last page hereof, and Buyer appoints Banc of America Securities LLC, as process agent to receive for it and on its behalf, service of process in any action, suit or other proceeding arising out of this Agreement or any transaction contemplated hereby. If for any reason the party as specified on the last page hereof is unable to act as such, Seller will promptly notify Buyer and within 30 days appoint a substitute process agent acceptable to Buyer. The parties irrevocably consent to service of process given in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

      SECTION 9.03. Confidentiality. Except as required by law or judicial or administrative process, or as requested by a regulatory authority or self-regulatory organization, each party hereto agrees to keep this Agreement, each Transaction Confirmation and the Pledge Agreement and the transactions contemplated hereby and thereby confidential. In the event disclosure is permitted pursuant to the preceding sentence, the disclosing party shall (i) provide prior notice of such disclosure to the other party, (ii) use its best efforts to minimize the extent of such disclosure and (iii) comply with all reasonable requests of the other party to minimize the extent of such disclosure. This Section 9.03 shall not prevent Seller or Buyer from disclosing information as necessary to third-party advisors in connection with the transactions contemplated hereby or in any Transaction Confirmation or the Pledge Agreement; provided that such advisors agree in writing to be bound by this Section 9.03 as if a party hereto.

      SECTION 9.04. Entire Agreement. Except as expressly set forth herein and in each Transaction Confirmation, this Agreement (as supplemented by each Transaction Confirmation) constitutes the entire agreement and understanding among the parties with respect to its subject matter hereof and supersedes all oral communications and prior writings with respect thereto.

      SECTION 9.05. Amendments, Waivers. Any provision of this Agreement or any Transaction Confirmation may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder or thereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 9.06. No Third Party Rights, Successors and Assigns. This Agreement (as supplemented by each Transaction Confirmation) is not intended and shall not be construed to create any rights in any person other than Seller, Buyer, an affiliate of Buyer designated hereunder to receive Free Shares and their respective successors and assigns and no other person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of the Seller and Buyer shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Buyer and its successors and assigns. Seller shall have the right to assign its rights and obligations under this Agreement (including each Transaction Confirmation hereunder), the Pledge Agreement and the Common Stock pledged pursuant to the Pledge Agreement to a broker or a dealer or an affiliate of a broker or a dealer (as such terms are defined in the Securities Exchange Act of 1934, as amended, and the rules thereunder), provided that (i) all such rights and obligations shall be assigned to the same assignee, (ii) that such assignee shall be reasonably acceptable to Buyer and (iii) Seller and such assignee shall execute documentation reasonably acceptable to Buyer.

      SECTION 9.07. Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

      SECTION 9.08. Early Termination. Seller may request to terminate any Transaction prior to the first Settlement Date for such Transaction (any such termination, an "Early Termination") by providing written notice to Buyer at least ten (10) Business Days prior to such Settlement Date, provided that no Event of Default has occurred or is continuing. Upon such written request to Buyer, the parties agree to negotiate in good faith the early termination amount to be made in respect of such Early Termination.

      SECTION 9.09. Agreements. This Agreement and the Pledge Agreement shall be null and void in the event that the parties do not enter into any Transactions pursuant to this Agreement.

                                  *************

Date of Agreement: February 9, 2000

Seller: Advanced Fibre Communications, Inc., a corporation

Seller's Address for Notices:
One Willow Brook Ct.

Petaluma, CA 94954
Phone No.: 707-792-4163
Telecopy No.: 707-792-7275
Attn: Peter M. Donahower, Treasurer

Service of Process: Seller hereby appoints the party specified below to serve as process agent pursuant to Section 9.02(e):

Advanced Fibre Communications, Inc.
Attn:  Amy Paul, Vice President and General Counsel
One Willow Brook Ct.
Petaluma, CA 94954
Phone No.: 707-792-4163
Telecopy No.: 707-792-7275

                                 **************

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

SELLER:

ADVANCED FIBRE COMMUNICATIONS, INC.

By:    /s/ Keith E. Pratt
       ---------------------------------
Name:  Keith E. Pratt
Title: Vice President and CFO

ADVANCED FIBRE COMMUNICATIONS, INC.

By:    /s/ Peter Donahower
       ---------------------------------
Name:  Peter Donahower
Title: Director, Treasury

BUYER:

BANK OF AMERICA, N.A.

By:    /s/ William Caccamise
       ---------------------------------
Name:  William Caccamise
Title: Managing Director

Exhibit A
to
Master Stock Purchase Agreement

                            TRANSACTION CONFIRMATION

       The purpose of this agreement (this "CONFIRMATION") is to confirm the terms and conditions of the transaction entered into between Advanced Fibre Communications, Inc. ("SELLER") and Bank of America, N.A., ("BUYER"), on the Trade Date specified below (the "TRANSACTION"). This Confirmation constitutes a Transaction Confirmation as referred to in the Master Stock Purchase Agreement (as amended or supplemented from time to time, the "MASTER STOCK PURCHASE AGREEMENT") dated as of February 9, 2000 between Seller and Buyer. This Confirmation supplements, forms a part of, and is subject to, the Master Stock Purchase Agreement. All provisions contained in the Master Stock Purchase Agreement govern this Confirmation except as expressly modified below. Seller, Buyer and Banc of America Securities LLC, as collateral agent, are parties to a Pledge Agreement (the "PLEDGE AGREEMENT") dated as of the date of the Master Stock Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Master Stock Purchase Agreement and the Pledge Agreement.

          1. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Trade Date: February 9, 2000

      Common Stock and Company: Common stock, $0.001 par value per share of Cisco Systems, Inc. ("CSCO")

      Purchase Price: U.S. $656,166,699.50

      Closing Date: February 14, 2000

      Threshold Appreciation Price: U.S. ++

      Downside Protection Threshold Price: U.S. ++

MATURITY DATE       BASE AMOUNT
-------------       -----------
   ++   , 2003        ++   shares
   ++   , 2003        ++   shares
   ++   , 2003        ++   shares
   ++   , 2003        ++   shares
   ++   , 2003        ++   shares
   ++   , 2003        ++   shares
   ++   , 2003        ++   shares
   ++   , 2003        ++   shares
   ++   , 2003        ++   shares
   ++   , 2003        ++   shares

Settlement Ratio: For any Settlement Date, (i) if the Settlement Price for such Settlement Date is less than the Threshold Appreciation Price but greater than the Downside Protection Threshold Price, the Settlement Ratio shall be a ratio equal to the Downside Protection Threshold Price divided by the Settlement Price, (ii) if the Settlement Price for such Settlement Date is equal to or greater than the Threshold Appreciation Price, the Settlement Ratio shall be a ratio equal to one (1) minus a fraction the numerator of which is the excess of the Threshold Appreciation Price over the Downside Protection Threshold Price and the denominator of which is the Settlement Price, and (iii) if the Settlement Price for such Settlement Date is equal to or less than the Downside Protection Threshold Price, the Settlement Ratio shall be one (1), and in each calculation described in clause (i) or (ii) above, the Settlement Ratio shall be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th.

Interest Calculation End Date:
February 21, 2003

Extraordinary Dividend: Any cash dividend that is paid on the Common Stock, other than those described in Section 7.01(b)(i) or (ii) of the Master Stock Purchase Agreement, shall be considered an extraordinary dividend (it being understood that because there is no dividend currently paid on the Common Stock all such dividends shall be extraordinary dividends).


++ Confidential material redacted and filed separately with the Commission.

Spread: ++

Other Provisions:

         2. The parties hereto affirm their respective representations and warranties set forth in the Master Stock Purchase Agreement and the Pledge Agreement as if made on the Trade Date. In addition, Seller represents and warrants to Buyer and to the Collateral Agent that:

         (a) Seller is not an "affiliate", within the meaning of Rule 144 under the Securities Act, of the Company.

         (b) Delivery of shares of Common Stock (or security entitlements in respect thereof) by Seller pursuant to the Master Stock Purchase Agreement and this Confirmation will pass to Buyer title to such shares (or security entitlements) free and clear of any Liens, except for those created pursuant to the Pledge Agreement.

         (c) Seller (i) owns and, at all times prior to the release of the Collateral pledged in respect of the Transaction to which this Confirmation relates pursuant to the terms of the Pledge Agreement, will own such Collateral free and clear of any Liens (other than the Security Interests) or Transfer Restrictions and (ii) is not and will not become a party to or otherwise bound by any agreement, other than the Pledge Agreement and this Confirmation, that
(x) restricts in any manner the rights of any present or future owner of such Collateral with respect thereto or (y) provides any person other than Seller, the Collateral Agent, Buyer or any securities intermediary through whom any such Collateral is held (but, in the case of any such securities intermediary, only in respect of Collateral held through it) with control (as defined in Section 8-106 of the UCC) with respect to any such Collateral.

         3. In addition to the covenants contained in Article 6 of the Master Stock Purchase Agreement, Seller agrees that Seller shall notify Buyer immediately of its intention to (i) purchase Common Stock (or security entitlements in respect thereof) or any other equity security of the Company in an amount that would cause Seller to become the beneficial owner, directly or indirectly, of more than three percent of the outstanding shares of any equity security of the Company, (ii) accept a position as an officer or director of the Company, (iii) take any action that would cause Seller to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company, whether by ownership of voting securities, by contract or otherwise, or (iv) take any other action that could reasonably be expected to result in Seller becoming an "affiliate", within the meaning of Rule 144 under the Securities Act, of the Company. Seller shall not take any such action unless a period of fifteen Business Days shall have elapsed after receipt of such notice by Buyer and Buyer shall not have objected in writing to such action during such period.

      IN WITNESS WHEREOF, the parties have signed this Confirmation as of this 9th day of February, 2000.

SELLER:

ADVANCED FIBRE COMMUNICATIONS, INC.

By:    /s/ Keith E. Pratt
       ---------------------------------
Name:  Keith E. Pratt
Title: Vice President and CFO

ADVANCED FIBRE COMMUNICATIONS, INC.

By:    /s/ Peter Donahower
       ---------------------------------
Name:  Peter Donahower
Title: Director, Treasury


BUYER:


++ Confidential material redacted and filed separately with the Commission.

BANK OF AMERICA, N.A.

By:    /s/ William Caccamise
       ---------------------------------
Name:  William Caccamise
Title: Managing Director

                             [BANK OF AMERICA LOGO]
                         EQUITY FINANCIAL PRODUCTS GROUP

PLEDGE AGREEMENT -
SPECIALIZED TERM APPRECIATION RETENTION SALE (STARS)
TABLE OF CONTENTS

SECTION 1.   The Security Interests
SECTION 2.   Definitions
SECTION 3.   Representations and Warranties of Pledgor
SECTION 4.   Representations, Warranties and Agreements of the Collateral Agent
SECTION 5.   Certain Covenants of Pledgor
SECTION 6.   Administration of the Collateral and Valuation of the Securities
SECTION 7.   Income and Voting Rights in Collateral
SECTION 8.   Remedies upon Events of Default
SECTION 9.   The Collateral Agent
SECTION 10.  Miscellaneous
SECTION 11.  Termination of Pledge Agreement

      THIS AGREEMENT is made as of the date stated on the last page hereof among the counterparty name on the last page hereof ("PLEDGOR"), BANC OF AMERICA SECURITIES LLC, as collateral agent (the "COLLATERAL AGENT") hereunder for the benefit of BANK OF AMERICA, N.A. ("SECURED PARTY").

      WHEREAS, pursuant to the Master Stock Purchase Agreement (as amended from time to time, the "MASTER STOCK PURCHASE AGREEMENT") dated as of the date hereof between Pledgor and Secured Party, from time to time Pledgor may agree to sell and Secured Party may agree to purchase shares of common stock of one or more issuers (or security entitlements in respect thereof), subject to the terms and conditions of the Master Stock Purchase Agreement and certain confirmations thereunder;

      WHEREAS, it is a condition to the obligations of Secured Party under the Master Stock Purchase Agreement that Pledgor, the Collateral Agent and Secured Party enter into this Agreement and that Pledgor grant the pledge provided for herein;

      NOW, THEREFORE, in consideration of their mutual covenants contained herein and to secure the performance by Pledgor of its obligations under the Master Stock Purchase Agreement and any Transaction Confirmation (as defined in the Master Stock Purchase Agreement) and the observance and performance of the covenants and agreements contained herein and in the Master Stock Purchase

      Agreement, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

      SECTION 1. The Security Interests. In order to secure the full and punctual observance and performance of the covenants and agreements contained herein and in the Master Stock Purchase Agreement and each Transaction
Confirmation:

      (a) Pledgor hereby assigns and pledges to the Collateral Agent, as agent of and for the benefit of Secured Party, and grants to the Collateral Agent, as agent of and for the benefit of Secured Party, security interests in and to, and a lien upon and right of set-off against, and transfers to the Collateral Agent, as agent of and for the benefit of Secured Party, as and by way of a security interest having priority over all other security interests, with power of sale, all of its right, title and interest in and to (i) the Pledged Items described in paragraph (b); (ii) all additions to and substitutions for such Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged pursuant to Section 5(a) or 6(b)); (iii) all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor, with respect to Pledgor) from or in connection with the Pledged Items (including, without limitation, any shares of capital stock issued by the Company in respect of any Common Stock (or security entitlements in respect thereof) constituting Collateral or any cash, securities or other property distributed in respect of or exchanged for any Common Stock (or security entitlements in respect thereof) constituting Collateral, or into which any such Common Stock (or security entitlements in respect thereof) is converted, in connection with any Merger Event, and any security entitlements in respect of any of the foregoing); and (iv) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items (such Pledged Items, additions, substitutions, proceeds, collections, powers and rights being herein collectively called the ("COLLATERAL"). The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

      (b) On or prior to the Closing Date for each Transaction entered into pursuant to the Master Stock Purchase Agreement, Pledgor shall deliver to the Collateral Agent in pledge hereunder Eligible Collateral for such Transaction consisting of a number of shares of the relevant Common Stock (or security entitlements in respect thereof) equal to the sum of the Base Amounts for such Transaction, in the manner provided in Section 6(c).

      (c) In the event that the Company at any time issues to Pledgor in respect of any Common Stock (or security entitlements in respect thereof) constituting Collateral hereunder any additional or substitute shares of capital stock of any class (or any security entitlements in respect thereof), Pledgor shall immediately pledge and deliver to the Collateral Agent in accordance with
Section 6(c) all such shares and security entitlements as additional Collateral hereunder.

      (d) The Security Interests are granted as security only and shall not subject the Collateral Agent or Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor or any Company that is the issuer of Common Stock that is the subject of any Transaction under the Master Stock Purchase Agreement with respect to any of the Collateral or any transaction in connection therewith.

      SECTION 2. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Master Stock Purchase Agreement. As used herein, the following words and phrases shall have the following meanings:

      "AUTHORIZED OFFICER" of Pledgor means any officer as to whom Pledgor shall have delivered notice to the Collateral Agent that such officer is authorized to act hereunder on behalf of Pledgor.

      "COLLATERAL" has the meaning provided in Section 1(a).

      "COLLATERAL AGENT" means the financial institution identified as such in the preliminary paragraph hereof, or any successor appointed in accordance with
Section 9.

      "COLLATERAL EVENT OF DEFAULT" means, at any time, the occurrence of either of the following: (A) failure of the Collateral in respect of each Transaction under the Master Stock Purchase Agreement to include, as Eligible Collateral, at least the Maximum Deliverable Number for such Transaction of shares of the relevant Common Stock or (B) failure at any time of the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien, or assertion of such by Pledgor in writing.

      "DEFAULT SETTLEMENT DATE" has the meaning provided in Section 8(a).

      "ELIGIBLE COLLATERAL" means, for any Transaction, shares of the Common Stock that is the subject of such Transaction (or security entitlements in respect thereof) provided that Pledgor has good and marketable title thereto, free of all Liens (other than the Security Interests) and Transfer Restrictions (and that the Collateral Agent has a valid, first priority perfected security interest therein, a first lien thereon and control with respect thereto, and provided further that to the extent the number of shares of Common Stock or security entitlements in respect thereof pledged hereunder in respect of any Transaction exceeds at any time the Maximum Deliverable Number thereof, such excess shares shall not be Eligible Collateral.

      "EXISTING TRANSFER RESTRICTIONS" means, with respect to any shares of Common Stock or security entitlements in respect thereof pledged as Collateral hereunder in connection with any Transaction, the Existing Transfer Restrictions identified in the applicable Transaction Confirmation.

      "LOCATION" means, with respect to any party, the place such party is deemed located within the meaning of Section 9-103(3)(d) of the UCC.

      "MAXIMUM DELIVERABLE NUMBER" means, on any date for any Transaction, a number of shares of Common Stock or security entitlements in respect thereof equal to the sum of the Base Amounts for such Transaction for which settlement under the Master Stock Purchase Agreement and the Transaction Confirmation with respect to such Transaction has not been fully made multiplied successively by each adjustment that shall have been calculated on or prior to such date pursuant to Section 7.01 of the Master Stock Purchase Agreement.

      "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "PLEDGED ITEMS" means, as of any date, any and all securities and instruments delivered by Pledgor to be held by the Collateral Agent under this Agreement as Collateral.

      "SECURITY INTERESTS" means the security interests in the Collateral created hereby.

      "UCC" means the Uniform Commercial Code as in effect in the State of New York.

      SECTION 3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to the Collateral Agent and Secured Party that:

      (a) Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.

      (b) All shares of Common Stock at any time pledged hereunder (or in respect of which security entitlements are pledged hereunder) are and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and (i) certificated (and the certificate or certificates in respect of such shares of Common Stock are and will be located in the United States) and registered in the name of Pledgor or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (ii) uncertificated and either registered in the name of Pledgor or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States.

      (c) (i) Upon the delivery of certificates evidencing any Common Stock to the Collateral Agent in accordance with Section 6(c)(A) or the registration of uncertificated Common Stock in the name of the Collateral Agent or its nominee in accordance with Section 6(c)(B), the Collateral Agent will have, for the benefit of Secured Party, a valid and, as long as the Collateral Agent retains possession of such certificates or such uncertificated Common Stock remains so registered, perfected security interest therein, in respect of which the Collateral Agent will have control, subject to no prior Lien and (ii) upon the crediting of any Common Stock to a securities account of the Collateral Agent in accordance with Section 6(c)(C), the Collateral Agent will have, for the benefit of Secured Party, a valid and, so long as such Common Stock continues to be credited to the account of the Collateral Agent with the applicable securities intermediary, perfected security interest in a securities entitlement in respect thereof, in respect of which the Collateral Agent will have control subject to no prior Lien.

      (d) No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Agreement or any Transaction Confirmation or necessary for the validity or enforceability hereof or thereof or for the perfection or enforcement of the Security Interests.

      (e) Pledgor has not performed and will not perform any acts that might prevent the Collateral Agent from enforcing any of the terms of this Agreement or that might limit the Collateral Agent in any such enforcement.

      (f) The Location of Pledgor is the address set forth in Section 10(d), and under the Uniform Commercial Code as in effect in such Location, no local filing is required to perfect a security interest in collateral consisting of general intangibles.

      (g) Any shares of Common Stock pledged hereunder were acquired by the Seller in a transaction exempt from the registration requirements under the Securities Act pursuant to
Section 3(a)(10) of the Securities Act.

      SECTION 4. Representations, Warranties and Agreements of the Collateral Agent. The Collateral Agent represents and warrants to, and agrees with, Pledgor and Secured Party that:

      (a) The Collateral Agent is a limited liability company, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Agreement.

      (b) The execution, delivery and performance by the Collateral Agent of this Agreement have been duly authorized by all necessary action on the part of the Collateral Agent (no action by the members of the Collateral Agent being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the certificate of formation or by-laws of the Collateral Agent or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Collateral Agent.

      (c) This Agreement constitutes a valid and binding agreement of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms.

      (d) The Collateral Agent has not and will not enter into any agreement pursuant to which any person other than the Pledgor, the Collateral Agent, the Secured Party or any securities intermediary through whom any Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have control (within the meaning of
Section 8-106 of the UCC) with respect to any Collateral.

      (e) The Collateral Agent hereby agrees that all liens, pledges and other security interests of any kind or nature held by it (other than liens, pledges and security interests arising hereunder) in any of the Collateral securing any obligation to the Collateral Agent (either in such capacity or in any other capacity) (collectively, "OTHER LIENS") shall be subordinate and junior to the liens, pledges and security interests in the Collateral arising hereunder and that the Collateral Agent will take no action to enforce any Other Liens so long as any obligation under the Master Stock Purchase Agreement or hereunder (whether or not then due) should remain unsatisfied.

      SECTION 5. Certain Covenants of Pledgor. Pledgor agrees that, so long as any of its obligations under the Master Stock Purchase Agreement remain outstanding:

      (a) Pledgor shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described in Sections 6(b) and 6(c) as necessary to cause such requirement to be met.

      (b) Pledgor shall, at the expense of Pledgor and in such manner and form as Secured Party or the Collateral Agent may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights and the rights of Secured Party hereunder with respect to such security interest. To the extent permitted by applicable law, Pledgor hereby authorizes the Collateral Agent to execute and file, in the name of Pledgor or otherwise, UCC financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) that the Collateral Agent in its sole discretion may deem necessary or appropriate to further perfect, or maintain the perfection of, the Security Interests.

      (c) Pledgor shall warrant and defend its title to the Collateral, subject to the rights of the Collateral Agent and Secured Party, against the claims and demands of all persons. The Collateral Agent and Secured Party (or, as they may agree, one of them) may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

      (d) Pledgor agrees that it shall not change (1) its name, identity corporate structure in any manner or (2) its Location, unless in either case (A) it shall have given the Collateral Agent not less than 30 days' prior notice thereof and (B) such change shall not cause any of the Security Interests to become unperfected or subject any Collateral to any other Lien.

      (e) Pledgor agrees that it shall not (1) create or permit to exist any Lien (other than the Security Interests) or any Transfer Restriction ( upon or with respect to the Collateral, (2) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (3) enter into or consent to any agreement pursuant to which any person other than the Pledgor, the Collateral Agent, the Secured Party and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have control (within the meaning of Section 8-106 of the UCC) in respect of any Collateral.

      SECTION 6. Administration of the Collateral and Valuation of the Securities.

      (a) The Collateral Agent shall determine on each Business Day whether a Collateral Event of Default shall have occurred.

      (b) Pledgor may pledge additional Collateral hereunder at any time. Concurrently with the delivery of any additional Eligible Collateral, Pledgor shall deliver to the Collateral Agent a certificate of an Authorized Officer of Pledgor substantially in the form of Exhibit A hereto and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged, (B) identifying the Transaction Confirmation relating to the Transaction in respect of which such Eligible Collateral is being pledged, and
(C) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in paragraphs (a), (b), (c) and (d) of Section 3 and paragraph (c) of Section 2 of such Transaction Confirmation are true and correct with respect to such Eligible Collateral on and as of the date thereof. Pledgor hereby covenants and agrees to take all actions required under
Section 6(c) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority, perfected security interest in, and a first lien upon, such additional Eligible Collateral.

      (c) Any delivery of Common Stock (or security entitlement in respect thereof) as Collateral to the Collateral Agent by Pledgor shall be effected (A) in the case of Collateral consisting of certificated Common Stock registered in the name of Pledgor, by delivery of certificates representing such Common Stock to the Collateral Agent, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent, (B) in the case of Collateral consisting of uncertificated Common Stock registered in the name of Pledgor, by transmission by Pledgor of an instruction to the issuer of such Common Stock instructing such issuer to register such Common Stock in the name of the Collateral Agent or its nominee, accompanied by any required transfer tax stamps, and the issuer's compliance with such instructions or (C) in the case of Common Stock in respect of which security entitlements are held by Pledgor through a securities intermediary, by the crediting of such Common Stock, accompanied by any required transfer tax stamps, to a securities account of the Collateral Agent at such securities intermediary or, at the option of the Collateral Agent, at another securities intermediary satisfactory to the Collateral Agent. Upon delivery of any such Pledged Item under this Agreement, the Collateral Agent shall examine such Pledged Item and any certificates delivered pursuant to Section 6(b) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral.

      (d) If on any Business Day the Collateral Agent determines that a Collateral Event of Default shall have occurred, the Collateral Agent shall promptly notify Pledgor of such determination by telephone call to an Authorized Officer of Pledgor followed by a written confirmation of such call.

      (e) If on any Business Day the Collateral Agent determines that no Event of Default or failure by Pledgor to meet any of its obligations under Sections 5 or 6 hereof has occurred and is continuing, Pledgor may obtain the release from the Security Interests of any Collateral upon delivery to the Collateral Agent of a written notice from an Authorized Officer of Pledgor indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred.

      (f) On each Settlement Date for each Transaction under the Master Stock Purchase Agreement, unless (i) Seller shall have otherwise effected the deliveries required by Section 3.02(b) of the Master Stock Purchase Agreement on each Settlement Date in respect of such Transaction or (ii) the shares of Common Stock (or security entitlements in respect thereof) then held by the Collateral Agent hereunder in respect of such Transaction are not Free Shares, the Collateral Agent shall deliver (and Pledgor hereby irrevocably instructs the Collateral Agent to deliver, in whole or partial, as the case may be, satisfaction of Pledgor's obligations to deliver shares of such Common Stock (or security entitlements in respect thereof) to an affiliate of Secured Party designated by Secured Party on such Settlement Date pursuant to the Master Stock Purchase Agreement) to an affiliate of Secured Party designated by Secured Party shares of such Common Stock (or security entitlements in respect thereof) then held by it hereunder in respect of such Transaction representing the number of shares of such Common Stock (or security entitlements in respect thereof) required to be delivered under the Master Stock Purchase Agreement on such Settlement Date. Upon any such delivery, such affiliate of Secured Party shall hold such shares of such Common Stock (or security entitlements in respect thereof) absolutely and free from any claim or right whatsoever (including, without limitation, any claim or right of Pledgor).

      (g) The Collateral Agent may at any time or from time to time, in its sole discretion, cause any or all of the Common Stock pledged hereunder (or in respect of which security entitlements are pledged hereunder) registered in the name of Pledgor or its nominee to be transferred of record into the name of the Collateral Agent or its nominee. Pledgor shall promptly give to the Collateral Agent copies of any notices or other communications received by Pledgor with respect to Common Stock (or security entitlements in respect thereof) pledged hereunder registered, or held through a securities intermediary, in the name of Pledgor or its nominee and the Collateral Agent shall promptly give to Pledgor copies of any notices and communications received by the Collateral Agent with respect to Common Stock (or security entitlements in respect thereof) pledged hereunder registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee.

      (h) Pledgor agrees that it shall forthwith upon demand pay to the Collateral Agent:

            (i) the amount of any taxes that the Collateral Agent or Secured Party may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

            (ii) the amount of any and all out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, that the Collateral Agent or Secured Party may incur in connection with
      (A) the enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by the Collateral Agent of any of the rights conferred upon it hereunder or
      (D) any Event of Default.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 5% plus the prime rate as published in The Wall Street Journal, Eastern Edition in effect from time to time during the period from the date hereof to the date of the termination of this Agreement.

      (i) Without limiting the rights and obligations of the parties under this Agreement, the Collateral Agent agrees that, so long as an Event of Default has not occurred, it shall not sell, lend, pledge, rehypothecate, assign or invest in its business any of the Collateral it holds.

      SECTION 7. Income and Voting Rights in Collateral.

      (a) The Collateral Agent shall have the right to receive and retain as Collateral hereunder all proceeds of the Collateral , and Pledgor shall take all such action as the Collateral Agent shall deem necessary or appropriate to give effect to such right. All such proceeds including, without limitation, all dividends and other payments and distributions that are received by Pledgor shall be received in trust for the benefit of the Collateral Agent and Secured Party and, if the Collateral Agent so directs, shall be segregated from other funds of Pledgor and shall, forthwith upon demand by the Collateral Agent be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement).

      (b) Unless an Event of Default shall have occurred and be continuing, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and the Collateral Agent shall, upon receiving a written request from Pledgor accompanied by a certificate of an Authorized Officer of Pledgor stating that no Event of Default has occurred and is continuing, deliver to Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee as shall be specified in such request and shall be in form and substance satisfactory to the Collateral Agent.

      (c) If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right, to the extent permitted by law, and Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.

      SECTION 8. Remedies upon Events of Default.

      (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of Secured Party all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, shall: (i) deliver all Collateral consisting of shares of Common Stock (or security entitlements in respect thereof) (but not in excess of the number thereof deliverable under the Master Stock Purchase Agreement at such time) to an affiliate of Secured Party designated by Secured Party on the date of the Acceleration Amount Notice relating to such Event of Default (the "DEFAULT SETTLEMENT DATE") in satisfaction of Pledgor's obligations to deliver Common Stock (or security entitlements in respect thereof) under the Master Stock Purchase Agreement, whereupon Secured Party shall hold such shares of Common Stock (or security entitlements in respect thereof) absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any law now existing or hereafter adopted; and (ii) if such delivery shall be insufficient to satisfy in full all of the obligations of Pledgor under the Master Stock Purchase Agreement or hereunder, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Pledgor under the Master Stock Purchase Agreement or hereunder, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by
Section 9-504 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the buyer thereof, but the Collateral Agent shall not incur any liability in case of the failure of such buyer to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

      (b) Pledgor hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of Pledgor, the Collateral Agent or Secured Party or otherwise, for the sole use and benefit of the Collateral Agent and Secured Party, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

            (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

            (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

            (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof), and

            (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give Pledgor not less than one day's prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market. The Collateral Agent and Pledgor agree that such notice constitutes reasonable notification within the meaning of Section 9-504(3) of the UCC.

      (c) Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, the Collateral Agent is hereby irrevocably appointed the true and lawful attorney of Pledgor, in the name and stead of Pledgor, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property, thus delivered or sold. For that purpose the Collateral Agent may execute all such documents, instruments, instructions and entitlement orders. This power of attorney shall be deemed coupled with an interest, and Pledgor hereby ratifies and confirms that which its attorney acting under such power, or such attorney's successors or agents, shall lawfully do by virtue of this Agreement. If so requested by the Collateral Agent, by Secured Party or by any buyer of the Collateral or a portion thereof, Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to the Collateral Agent, to Secured Party or to such buyer or buyers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

      (d) In the case of an Event of Default, the Collateral Agent may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any time, as the Collateral Agent shall determine in its sole discretion subject to the foregoing provisions of this Section 8. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral shall be applied by the Collateral Agent in the following order of priorities:

            first, to the payment to the Collateral Agent of the expenses of such sale or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including brokerage fees in connection with the sale by the Collateral Agent of any Collateral;

            second, to the payment to Secured Party of an amount in respect of each Transaction under the Master Stock Purchase Agreement equal to the aggregate Market Value of a number of shares of the relevant Common Stock equal to (i) the number of shares of such Common Stock (or security entitlements in respect thereof) that would be required to be delivered under Section 8.01 of the Master Stock Purchase Agreement on the Default Settlement Date in respect of such Transaction without giving effect to the proviso therein minus (ii) the number of shares of such Common Stock (or security entitlements in respect thereof) delivered by the Collateral Agent to Secured Party on the Default Settlement Date in respect of such Transaction as described in Section 8(a);

            finally, if all of the obligations of Pledgor hereunder and under the Master Stock Purchase Agreement have been fully discharged or sufficient funds have been set aside by the Collateral Agent at the request of Pledgor for the discharge thereof, any remaining proceeds shall be released to Pledgor.

      SECTION 9. The Collateral Agent.

      (a) Secured Party hereby irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Collateral Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

      (b) The obligations of the Collateral Agent hereunder are only those expressly set forth in this Agreement.

      (c) The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      (d) Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with this Agreement (1) with the consent or at the request of Secured Party or (2) in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

      (e) Pledgor shall indemnify the Collateral Agent against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Collateral Agent's gross negligence or willful misconduct) that the Collateral Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Collateral Agent hereunder.

      (f) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent, bailee, clearing corporation or securities intermediary or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent, bailee, clearing corporation or securities intermediary selected by the Collateral Agent in good faith (or selected by an agent, bailee, clearing corporation or securities intermediary so selected by the Collateral Agent or by any agent, bailee, clearing corporation or securities intermediary selected in accordance with this parenthetical phrase).

      (g) Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of Secured Party, be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      SECTION 10. Miscellaneous.

      (a) Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Pledgor and the Collateral Agent shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Secured Party and its successors and assigns.

      (b) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

      (c) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pledgor, the Collateral Agent and Secured Party or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      (d) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Pledgor shall be directed to it at the address specified on the last page hereof; notices to the Collateral Agent shall be directed to it at Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Telecopy No. 212-583-8569, Attention: Deidre Hicks; notices to Secured Party shall be directed to it care of Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Telecopy No. 212-583-8569, Attention: Deidre Hicks.

      (e) This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York (without reference to choice of law doctrine); provided that as to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of Secured Party shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the Collateral Agent's jurisdiction, within the meaning of Section 8-110(e) of the UCC, insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

      (F) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (G) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (h) This Agreement may be executed, acknowledged and delivered in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

      SECTION 11. Termination of Pledge Agreement. This Agreement and the rights hereby granted by Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of Pledgor under the Master Stock Purchase Agreement, under each Transaction Confirmation and hereunder. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Pledgor by the Collateral Agent, all at the request and expense of Pledgor.

                                  *************

Date of Agreement: February 9, 2000

Pledgor: Advanced Fibre Communications, Inc.
         a corporation


Pledgor's Address for Notices:
One Willow Brook Ct.
Petaluma, CA 94954
Phone No.: 707-792-4163
Telecopy No.: 707-792-7275
Attn: Peter M. Donahower, Treasurer

                                  *************

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

PLEDGOR:

ADVANCED FIBRE COMMUNICATIONS, INC.

By:    /s/ Keith E. Pratt
       -------------------------------
Name:  Keith E. Pratt
Title: Vice President and CFO

ADVANCED FIBRE COMMUNICATIONS, INC.

By:    /s/ Peter Donahower
       -------------------------------
Name:  Peter Donahower
Title: Director, Treasury

BANC OF AMERICA SECURITIES LLC,
as Collateral Agent

By:    /s/ William Caccamise
       -------------------------------
Name:  William Caccamise
Title: Managing Director

SECURED PARTY:

BANK OF AMERICA, N.A.

By:    /s/ William Caccamise
       -------------------------------
Name:  William Caccamise
Title: Managing Director

Exhibit A
to
Pledge Agreement

                      CERTIFICATE FOR ADDITIONAL COLLATERAL

      The undersigned, an officer of Advanced Fibre Communications, Inc. ("PLEDGOR"), hereby certifies, pursuant to Section 6(b) of the Pledge Agreement, dated as of February 9, 2000, among Pledgor, Banc of America Securities LLC, as Collateral Agent, and Bank of America, N.A. (the "PLEDGE AGREEMENT"; terms defined in the Pledge Agreement being used herein as defined therein), that:

            1. Pledgor is delivering, or causing to be delivered in accordance with Section 6(c) of the Pledge Agreement, the following securities (or security entitlements in respect thereof) to the Collateral Agent to be held by the Collateral Agent as additional Collateral (the "ADDITIONAL COLLATERAL"):

            2. The Transaction in respect of which the Additional Collateral is being pledged is described in the Transaction Confirmation with a Trade Date of ___________ __, 2000.

            3. Pledgor hereby represents and warrants to the Collateral Agent that the Additional Collateral is Eligible Collateral and that the representations and warranties contained in paragraphs (a), (b), (c) and
      (d) of Section 3 of the Pledge Agreement and paragraph (c) of Section 2 of such Transaction Confirmation are true and correct with respect to the Additional Collateral on and as of the date hereof.

      This Certificate may be relied upon by Secured Party as fully and to the same extent as if this Certificate had been specifically addressed to Secured Party.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of __________, 2000.

ADVANCED FIBRE COMMUNICATIONS, INC.

By:
       ---------------------------------
Name:
Title: